Exhibit 99.2
EXECUTION COPY
INTERIM ASSESSMENT AGREEMENT
This Interim Assessment Agreement (this “Agreement”), dated as of March 28, 2017 (the “Effective Date”), is entered into by and among South Carolina Electric & Gas Company (“SCE&G”), and South Carolina Public Service Authority (“Authority” and together with SCE&G, “V.C. Summer Owners”) and Westinghouse Electric Company LLC (“WEC”) and Wectec Global Project Services, Inc. f/k/a Stone and Webster (“Wectec” together with WEC, the “Debtors”) and collectively with the VC Summer Owners, the “Parties”).

BACKGROUND
WHEREAS the V.C. Summer Owners and the Debtors are parties to that certain Engineering, Procurement and Construction Agreement dated May 23, 2008, as amended (as amended from time to time through the date hereof, the “EPC”) to, among other things, design, procure, construct and test an AP1000 nuclear plant (the “V.C. Summer Project”);
WHEREAS in order to perform its obligations under the EPC, the Debtors have entered into various agreements with subcontractors (collectively, the “Subcontractors”) and material and equipment suppliers and other counterparties (collectively, the “Vendors”)1;
WHEREAS WEC and Fluor Corporation (“Fluor”) entered into that certain Amended and Restated Subcontract Agreement and the Staff Augmentation Agreement each dated as of February 24, 2017 (together the “Fluor Agreements”);
WHEREAS the VC Summer Owners have determined to make certain advances of funds during the Interim Assessment Period (as defined herein) under the EPC against the Milestone
1Vendors may include the Debtors’ affiliates providing equipment and construction services (i.e. welding), including Shoreview, Newington, CES, and PCI Energy Services LLC.

Payments (as defined in the EPC) in order to continue the construction and design of the V.C. Summer Project;
WHEREAS the V.C. Summer Owners believe they own all assets located at the V.C. Summer Project site and the off-site storage facilities located at Two Blythewood and 375 Metropolitan Drive, West Columbia, S.C. (the “Project Assets”); notwithstanding the V.C. Summer Owners’ position, the Debtors reserve the right to assert a claim of ownership against Project Assets;
WHEREAS the V.C. Summer Owners’ entry into this agreement was conditioned upon Georgia Power Company, for itself and as agent for Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners (collectively, “Vogtle Owners”) entry into an agreement with the Debtors related to Vogtle Owners’ engineering and construction contract and related expenses associated with the Vogtle Project (the “Vogtle Agreement”);
WHEREAS the Debtors would enter into this Agreement only if they would incur no more administrative expense claims than they would if they had rejected the EPC and related contracts as of the Petition Date (defined below); and
WHEREAS the Parties enter into this Agreement to set forth the relative rights and obligations of the Parties regarding the performance under the EPC and related agreements for the V.C. Summer Project during the Interim Assessment Period.
Accordingly, the Parties, each intending to be legally bound hereby, agree as follows:

1.This Agreement shall be effective as of March 29, 2017 (the “Petition Date”) upon approval of the Debtors’ entry of this Agreement by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and shall have no force and effect prior to such approval (the “Effective Date”).
2.    The Parties shall continue to perform under the EPC, except as modified herein, from the Petition Date to and through the earlier of (a) April 28, 2017, or (b) termination of the Vogtle Agreement (the “Interim Assessment Period”). Further, upon five (5) business days’ notice, either SCE&G or the Authority shall have the right to elect to terminate the Interim Assessment Period. Upon such notice, the Debtors shall be relieved from its obligations under ¶ 18 hereof.
3.    During the Interim Assessment Period, any press release by either Party regarding the V.C. Summer Project will indicate that the Parties have decided to continue the V.C. Summer Project during the Interim Assessment Period. Nothing herein shall restrict the Debtors from making any other statements not inconsistent with the foregoing.
4.    During the Interim Assessment Period, the V.C. Summer Owners have the right to consult with Fluor to determine which Subcontractors and/or Vendors are necessary to perform work on the V.C. Summer Project during the Interim Assessment Period.
5.    During the Interim Assessment Period, the V.C. Summer Owners shall have the right to discuss the project status, contractual and commercial issues with Fluor, all Subcontractors and Vendors for the V.C. Summer Project and Toshiba and to obtain information and documents from Fluor, all Subcontractors and Vendors for the V.C. Summer Project.

6.    The V.C. Summer Owners shall be obligated to pay all costs accrued by the Debtors for Fluor, Subcontractors and/or Vendors for work performed or services rendered during the Interim Assessment Period. The V.C. Summer Owners shall pay weekly in advance an amount equal to the Debtors’ estimate of such costs to be incurred for such week for all Subcontractors and/or Vendors other than Fluor. The first payment due on the Effective Date. On each Monday, the Debtors shall provide the V.C. Summer Owners a rolling weekly report on each disbursements made during the prior week(s) to Subcontractors and Vendors, together with the invoice number, the amount and payment date for such disbursements. All amounts paid by V.C. Summer Owners to the Debtors for Subcontractors and/or Vendors shall be used only to pay obligations incurred to Subcontractors and/or Vendors during the Interim Assessment Period. The V.C. Summer Owners shall pay directly all costs accrued by the Debtors for Fluor to Fluor and provide the Debtors with evidence of each such payment within 5 business days of such payment.2 Following the Interim Assessment Period, there shall be a reconciliation of the payments made by the V.C. Summer Owners to the Debtors and by the Debtors to the Subcontractors and Vendors. If the actual costs incurred by the Debtors exceed the estimated amounts paid by the V.C. Summer Owners to the Debtors, the V.C. Summer Owners shall pay to the Debtors any such additional amount necessary to eliminate the difference. If the amounts paid by the V.C. Summer Owners to the Debtors exceed the actual cost incurred by the Debtors or the Debtors fail to remit a payment to the Subcontractor or Vendor (as the case may be) from amounts paid by the V.C. Summer Owner, the Debtors shall pay such amounts to the V.C. Summer Owners. To the extent such amounts are not paid by the Debtors, the V.C. Summer Owners shall have an administrative claim for such amounts.
2Together with any documentation or information necessary to enable the Debtors to reconcile payments with invoices.

7.    The V.C. Summer Owners shall pay directly to the Debtors weekly in advance an amount per week for WEC, WECTEC Global Services and WECTEC Staffing Services scope of services, including design engineering, field engineering, equipment and commodities procurement, construction management, commissioning, project management, project controls, project site services, licensing, quality assurance, environment safety and health, information technology, and records management. Each week, the Debtors shall provide the V.C. Summer Owners the Debtors’ estimate of costs to be incurred for the following week for WEC, WECTEC Global Services and WECTEC Staffing Services. The first payment shall be due on the Effective Date.
8.    During the Interim Assessment Period, the V.C. Summer Owners have the right, but not the obligation to, make payments to Fluor, Subcontractors and/or Vendors who have accounts past due on the V.C. Summer Project and/or who may have filed liens against the V.C. Summer Project. The V.C. Summer Owners shall provide the Debtors with evidence of each such payment within 5 business days of such payment.
9.    The V.C. Summer Owners’ determination of whether to make a payment to a particular party for amounts incurred prior to the Petition Date and (based on the V.C. Summer Owners’ determination of whether Subcontractors and/or Vendors are necessary to perform work on the V.C. Summer Project during the Interim Assessment Period or otherwise) shall not expose the V.C. Summer Owners to any liability to any party.
10.    The V.C. Summer Owners are not a “successor” to the Debtors or their estates by reason of any theory of law or equity as a result of their performance hereunder during the Interim Assessment Period, and the V.C. Summer Owners shall not assume, or be deemed to assume, or in any way be responsible for any liability or obligation of any of the Debtors and/or their estates, other than as expressly stated herein, including, but not limited to, under any bulk sales law, doctrine or theory of successor liability, or similar theory or basis of liability including within the meaning of any foreign, federal, state, or local revenue, pension, ERISA, tax, labor, employment, environmental, or other law, rule or regulation (including, without limitation, filing requirements under any such laws, rules or regulations), or under any products liability law or doctrine with respect to the Debtors’ liability under such law, rule, or regulation or doctrine.
11.    Except to the extent the V.C. Summer Owners otherwise specifically agree in this Agreement, the V.C. Summer Owners shall not have any liability, responsibility, or obligation for any claims, liabilities, or other obligations of the Debtors or their estates, including without limitation, any claims, liabilities, or other obligations related to the V.C. Summer Project. Under no circumstances shall the V.C. Summer Owners be deemed successors of or to the Debtors for any claims (as defined in § 101 of the Bankruptcy Code) or against, in, or to the Debtors or the V.C. Summer Project. For the purposes of paragraphs 11 and 12 of this Agreement, all references to the V.C. Summer Owners shall include their affiliates, subsidiaries, and shareholders.
12.    Any payments made by the V.C. Summer Owners during the Interim Assessment Period shall be deemed an advance against any unpaid Milestone Payment due or any other payment obligations due the Debtors under the EPC and shall be deemed a payment made under the EPC; provided, however, that all Parties’ rights with respect to whether or not, under the circumstances, the Debtors’ entry into this Agreement impacts the amount of the V.C. Summer Owners’ claim against the Debtors are preserved. During the Interim Assessment Period any obligation to pay a Milestone Payment or any other payment obligations to the Debtor under the

EPC shall be suspended. Notwithstanding anything to the contrary, the V.C. Summer Owners shall not be entitled to withhold, setoff or net any obligation to the Debtors under this Agreement against any prepetition claim it may have against the Debtors (whether as a result of rejection of the EPC or otherwise).
13.    During the Interim Assessment Period, the Debtors shall not sell and shall not grant a lien on the Project Assets.
14.    During the Interim Assessment Period, the Debtors will use commercially reasonable efforts to fully resource and verify the Intellectual Property Escrow (including all intellectual property project, software, drawings, etc. licensed) in accordance with Change Order 33. To the extent that compliance with this paragraph will require the Debtors to incur additional direct costs for services beyond the scope of those contemplated in ¶ 7 hereof, the Debtors will notify the V.C. Summer Owners of such costs and proceed if V.C. Summer Owners agrees to pay for such costs in accordance with paragraph 6 or 7 above, as applicable.
15.    During the Interim Assessment Period, the Debtors shall use commercially reasonable efforts to provide information as reasonably requested by the V.C. Summer Owners as is necessary to perform the EPC, investigate the completion status of the V.C. Summer Project, and the financing and/or funding of the V.C. Summer Project, including but not limited to the following:

•	The Debtors shall permit V.C. Summer Owners and their advisors (Ducera Partners, and Reed Smith) access to Alix Partners and PJT Partners.

•	The Debtors’ management team shall instruct its on-site personnel at the V.C. Summer Project to cooperate with the V.C. Summer Owner to obtain all requested information.

•	Regular financial and project status reports as to various matters including information regarding actual disbursement of funds and scheduling status of Subcontractors and Vendors.

•	Copies of all contracts with Subcontractors and Vendors for the V.C. Summer Project.

•	Access to all EPC accounting related to Subcontractors and Vendors, including balances due.

•	Copies of EPC schedule updates and access to underlying information regarding such schedule information.

•	Copies of EPC cost to complete projections and access to underlying information.

•	Information presented by Fluor regarding EPC cost at completion and any project schedule documentation.

•	Current inventory of all equipment stored or on-site and at the off-site storage facilities located at Two Blythewood and 375 Metropolitan Drive, West Columbia, S.C.
To the extent that compliance with this paragraph will require the Debtors to incur additional direct costs for services beyond the scope of those contemplated in ¶ 7 hereof, the Debtors will notify the V.C. Summer Owners of such costs and proceed if V.C. Summer Owners agrees to pay for such costs in accordance with paragraph 6 or 7 above, as applicable.

16.    Any actions taken by the V.C. Summer Owners during the Interim Assessment Period shall be without prejudice to the respective rights/obligations of the Parties under the Guaranty issued by Toshiba under § 8.6 of the EPC. The V.C. Summer Owners agree, that during the Interim Assessment Period, they shall not (a) commence an action against Toshiba under the Guaranty issued under § 8.6 of the EPC or (b) otherwise seek to draw against letters of credit posted by Mizuho Bank, Ltd. or Sumitomo Mistui Banking Corporation.
17.    Any actions taken by the Parties pursuant hereto shall not constitute or be deemed an assumption or rejection of the EPC, the Fluor Agreements or any contracts or subcontracts with Subcontractors or Vendors and shall not constitute an assumption of any obligations by the V.C. Summer Owner under the EPC, the Fluor Agreements or any contracts or subcontracts with Subcontractors or Vendors absent further order of the Court entered after notice and opportunity for hearing
18.    Provided the V.C. Summer Owners perform their obligations under this Agreement, the Debtors agree not to file a motion to assume or reject the EPC, the Fluor Agreements or any contracts or subcontracts of Subcontractors or Vendors for the V.C. Summer Project prior to 5 business days prior to the end of the Interim Assessment Period (it being understood that any such rejection would not be effective prior to the end of the Interim Assessment Period).
19.    In the event and to the extent of any conflict between the terms of this Agreement and the terms of the EPC, the terms of this Agreement with respect thereto will govern;
20.    There are no implied representations or warranties created or arise as a result of this Agreement.

21.    This Agreement is specifically limited to the matters expressly set forth herein. This Agreement constitutes the sole, final, and entire agreement of the parties with respect to the subject matter hereof, supersedes any and all prior oral and written communications with respect to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to any EPC. Capitalized terms not expressly defined herein shall have the meanings given them in the EPC.
22.    No amendment of this Agreement and no waiver, discharge, or termination of any one or more of the terms or conditions hereof, will be effective unless set forth in writing and signed by all of the parties hereto.
23.    This Agreement (a) is binding on the Parties and their respective nominees, successors, and assigns, and (b) inures to the benefit of the Parties and their respective nominees, successors, and assigns. Notwithstanding the foregoing, the Parties shall not assign their rights hereunder or any interest herein without obtaining the prior written consent of the other Parties, and any assignment or attempted assignment by the one Party without the other Parties’ prior written consent will be void and of no effect with respect.
24.    Any provision of this Agreement that is held to be illegal, inoperative, unenforceable, void, or invalid in any jurisdiction will, as to that jurisdiction, be ineffective to the extent illegal, inoperative, unenforceable, void, or invalid without affecting the remaining provisions in that jurisdiction or the legality, operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.
25.    No term of this Agreement is intended to benefit any person other than the signatories hereto nor will any term be enforceable by any other person.
26.    The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws except Section 5-1401 of the New York General Obligations Law; provided, however, that nothing in this Agreement shall seek to alter the rights, responsibilities and limitations applicable to Santee Cooper under the laws of the State of South Carolina. Each Party consents to the exclusive jurisdiction of the Bankruptcy Court to resolve any dispute arising out of or relating to this Agreement.
27.    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
28.    This Agreement may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement, and this Agreement will be binding on all of the parties hereto, even though such parties do not sign the same signature page. Signatures transmitted electronically or by telecopy will be deemed original signatures.

29.    The Parties acknowledge, agree and understand that nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or affect a novation, accord, or satisfaction of, or an agreement to extinguish, the indebtedness and obligations of the Parties originally described in the EPC. In the event and to the extent of any conflict between the terms of this Agreement and the terms of the EPC, the terms of this Agreement with respect thereto will govern.
30.    During the Interim Assessment Period, the V.C. Summer Owners have the right to consult with Toshiba and Vogtle Owners about project status, contractual and commercial issues of the AP1000 projects, and the Debtors’ bankruptcy case generally.

SOUTH CAROLINA ELECTRIC & GAS COMPANY	WESTINGHOUE ELECTRIC COMPANY, LLC
By: /s/ K. B. Marsh	By: /s/ Jose Emeterio Gutierrez
Date: March 28, 2017	Date: 3/28/17
SOUTH CAROLINA PUBLIC SERVICE AUTHORITY	WECTEC GLOBAL PROJECT SERVICES, INC.
By: /s/ Lonnie N. Carter	By: /s/ Jose Emeterio Gutierrez
Date: 3/28/17	Date: 3/28/17